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                                                                   EXHIBIT 10.43

                     MASTER TRANSITIONAL SERVICES AGREEMENT

                                     BETWEEN

                              ESS TECHNOLOGY, INC.

                                       AND

                                  VIALTA, INC.





                         EFFECTIVE AS OF AUGUST 20, 2001

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                     MASTER TRANSITIONAL SERVICES AGREEMENT

        This Master Transitional Services Agreement (the "AGREEMENT") is effective as of August 20, 2001 between ESS Technology, Inc., a California corporation ("ESS"), having an office at 48401 Fremont Boulevard, Fremont, California and Vialta, Inc., a Delaware corporation ("VIALTA"), having an office at 48460 Fremont Boulevard, Fremont, California. ESS and Vialta are sometimes referred to herein individually as a "PARTY" or collectively as the "PARTIES."

        1. Definitions. The following terms, when capitalized herein, shall have the meanings set forth below in this Section 1. Unless indicated otherwise, all other capitalized terms which are used but are not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

               1.1 "ADDITIONAL SERVICES" shall have the meaning set forth in
Section 3.5.

               1.2 "ANCILLARY AGREEMENTS" has the meaning set forth in Section
2.1 of the Master Distribution Agreement.

               1.3 "DISPUTES" shall have the meaning set forth in Section 4.6 of the Master Distribution Agreement.

               1.4 "DISTRIBUTION DATE" shall have the meaning set forth in
Section 3.2 of the Master Distribution Agreement.

               1.5 "ESS TECHNOLOGY GROUP" shall have the meaning set forth in
Section 6.11 of the Master Distribution Agreement.

               1.6 "IMPRACTICABLE" shall have the meaning set forth in Section 3.3.

               1.7 "MASTER CONFIDENTIAL DISCLOSURE AGREEMENT" shall mean that certain Master Confidential Disclosure Agreement dated August 20, 2001 between ESS and Vialta.

               1.8 "MASTER DISTRIBUTION AGREEMENT" shall mean that certain Master Distribution Agreement dated August 20, 2001 between ESS and Vialta.

               1.9 "SERVICE(S)" shall have the meaning set forth in Section 3.1.

               1.10 "SUBCONTRACTOR" shall have the meaning set forth in Section
9.

               1.11 "SUBSIDIARY" shall have the meaning set forth in Section
6.25 of the Master Distribution Agreement.

               1.12 "TRANSITION SERVICE SCHEDULE" shall have the meaning set forth in Section 2.1.

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               1.13 "VIALTA GROUP" shall have the meaning set forth in Section
6.28 of the Master Distribution Agreement.

        2.     Transition Service Schedules.

               2.1 Transition Service Schedules. This Agreement will govern individual transitional services as requested by Vialta and provided by ESS, the details of which are set forth in the Transition Service Schedules (each transition service schedule, a "TRANSITION SERVICE SCHEDULE") attached to this Agreement. Each Service shall be covered by this Agreement upon execution of a Transition Service Schedule in the form attached hereto.

               2.2 Operation of Schedules. For each Service, the Transition Service Schedule shall be signed by a duly authorized representative of each party and set forth, among other things, the time period during which the Service will be provided if different from the term of this Agreement determined pursuant to Section 4 a summary of the Service to be provided; a description of the Service; and the estimated charge, if any, for the Service and any other terms applicable thereto. Obligations regarding each Transition Service Schedule shall be effective upon execution of this Agreement, or, if a particular Transition Service Schedule is amended or a new Transition Service Schedule is executed after the execution of this Agreement, the obligations created by such amendment or new Transition Service Schedule shall be effective upon execution of such amendment or such new Transition Service Schedule. This Agreement and all the Transition Service Schedules shall be defined as the "AGREEMENT" and the Transition Service Schedules are incorporated herein as though set forth in full.

        3.     Services.

               3.1 Services Generally. Except as otherwise provided herein, for the term determined pursuant to Section 4, ESS shall provide or cause to be provided to Vialta the service(s) described in the Transition Service Schedule(s) attached hereto. The service(s) described on a single Transition Service Schedule shall be referred to herein as a "SERVICE." Collectively, the services described on all the Transition Service Schedules (including Additional Services) shall be referred to herein as "SERVICES."

               3.2 Service Boundaries. Except as provided in a Transition Service Schedule for a specific Service: (i) ESS shall be required to provide the Services only to the extent and only at the locations such Services are being provided by ESS for Vialta immediately prior to the Distribution Date; and
(ii) the Services will be available only for purposes of conducting the business of Vialta substantially in the manner it was conducted prior to the Distribution Date.

               3.3 Impracticability. ESS shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of ESS despite the ESS's good faith diligent efforts to provide the relevant Service including unfeasible technological requirements, or to the extent the performance of



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such Services (i) would require ESS to violate any applicable laws, rules or regulations or (ii) would result in the material breach of any software license or other applicable contract.

               3.4 Additional Resources. Except as provided in a Transition Service Schedule for a specific Service, in providing the Services, ESS shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of Vialta's data to Vialta or any alternate supplier of Services. Prior to executing a Transition Service Schedule, the parties shall in good faith attempt to determine whether any of actions described in immediately preceding clauses (i), (ii) or (iii) would be required for ESS to perform the contemplated Services.

               3.5 Additional Services. From time to time after the Distribution Date, the parties may identify Services other than those described on the Transition Service Schedules attached hereto, that ESS shall provide to Vialta in accordance with the terms of this Agreement (the "ADDITIONAL SERVICES"). Accordingly, the parties shall execute additional Transition Service Schedules for such Additional Services pursuant to Section 2.1.

               3.6 Obligations As To Additional Services. Except as set forth in the next sentence, ESS shall be obligated to perform, at a charge determined using the principles for determining fees under Section 5.1, any Additional Service that: (i) was provided by ESS immediately prior to the Distribution Date and that Vialta reasonably believes was inadvertently or unintentionally omitted from the list of Services described in the Transition Service Schedules attached hereto, or (ii) is in the reasonable opinion of the parties necessary or desirable to effectuate an orderly transition of Vialta's business under the Master Distribution Agreement unless such performance would significantly disrupt ESS's operations or materially increase the scope of its responsibility under this Agreement. If ESS reasonably believes the performance of Additional Services required under subparagraphs (i) or (ii) would materially and adversely disrupt its operations or materially increase the scope of its responsibility under this Agreement, ESS and Vialta shall negotiate in good faith to establish terms under which ESS shall provide such Additional Services, but ESS shall not be obligated to provide such Additional Services if, following good faith negotiation, the parties are unable to reach agreement on such terms.

        4. Term. The term of this Agreement shall commence on the Distribution Date and shall remain in effect until one (1) year after the Distribution Date (the "EXPIRATION DATE"), unless earlier terminated under Section 7. This Agreement may be extended by the parties in writing, either in whole or with respect to one or more of the Services; provided, however, that such extension shall only apply to the Services for which the Agreement was extended. The parties shall be deemed to have extended this Agreement with respect to a specific Service if the Transition Service Schedule for such Service specifies a completion date beyond the aforementioned Expiration Date. The parties may agree on an earlier expiration date respecting a specific Service by specifying such date on the Transition Service Schedule for that Service.



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        5.     Compensation.

               5.1 Charges For Services. Vialta shall pay ESS the charges, if any, set forth on the Transition Service Schedules for each of the Services listed therein as adjusted, from time to time, in accordance with the processes and procedures established under Section 5.4 and Section 5.5. Such fees shall include the actual costs, as determined using the process described in such Transition Service Schedule, of providing the Services, unless specifically indicated otherwise on a Transition Service Schedule. The parties also intend for charges to be easy to administer and justify and, therefore, they hereby acknowledge it may be counterproductive to try to recover every cost, charge or expense, particularly those that are insignificant or de minimus. The parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on a Transition Service Schedule for a particular Service; provided, however, that the incurrence of charges in excess of any such estimate on such Transition Service Schedule shall not justify stopping the provision of, or payment for, Services under this Agreement.

               5.2 Payment Terms. ESS shall bill Vialta monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Vialta shall pay ESS for all Services provided hereunder within forty-five (45) days after receipt of an invoice therefor. Late payments shall bear interest at the lesser of 12% per annum or the maximum rate allowed by law.

               5.3 Performance Under Ancillary Agreements. Notwithstanding anything to the contrary contained herein, Vialta shall not be charged under this Agreement for any obligations that are specifically required to be performed under the Master Distribution Agreement or any other Ancillary Agreement and any such other obligations shall be performed and any charge therefore levied in accordance with the terms of the Master Distribution Agreement or such other Ancillary Agreement.

               5.4 Error Correction; True-Ups; Accounting. The parties shall reasonably agree in writing on a process and procedure for conducting internal audits and making adjustments to charges as a result of the movement of employees and functions between parties, the discovery of errors or omissions in charges, as well as a true-up of amounts owed. In no event shall such processes and procedures extend beyond two (2) years after completion of a Service.

               5.5 Pricing Adjustments. In the event of a tax audit adjustment relating to the pricing of any or all Services provided pursuant to this Agreement in which it is determined by a taxing authority that any of the charges, individually or in combination, did not result in an arm's-length payment, as determined under internationally accepted arm's-length standards, then the parties, including any ESS subcontractor providing Services hereunder, may agree to make corresponding adjustments to the charges in question for such period to the extent necessary to achieve arm's-length pricing. Any adjustment made pursuant to this Section 5.5, at any time during the term of this Agreement or after termination of this Agreement shall be reflected in the parties'



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legal books and records, and the resulting underpayment or overpayment shall create, respectively, an obligation to be paid in the manner specified in
Section 5.2 ("Payment Terms") or shall create a credit against amounts owed under this Agreement.

        6.     General Obligations; Standard Of Care.

               6.1 Performance Metrics: ESS. Subject to Section 3.4 and any other terms and conditions of this Agreement, ESS shall maintain sufficient resources to perform its obligations hereunder and under the Transition Service Schedules. Specific performance metrics for ESS for a specific Service may be set forth in the corresponding Transition Service Schedule. Where none are set forth, ESS shall provide Services in accordance with the policies, procedures and practices in effect before the Distribution Date relating to or in connection with Vialta's business operations and shall exercise the same care and skill as it exercises in performing similar services for itself.

               6.2 Performance Metrics: Vialta. Specific performance metrics for Vialta for a specific Service may be set forth in the corresponding Transition Service Schedule. Where none is set forth, Vialta shall use reasonable efforts, in connection with receiving Services, to follow the policies, procedures and practices in effect before the Distribution Date including providing information and documentation sufficient for ESS to perform the Services as they were performed before the Distribution Date and making available, as reasonably requested by ESS, adequate personnel and timely decisions, approvals and acceptances in order that ESS may accomplish its obligations hereunder in a timely manner.

               6.3 Transitional Nature Of Services; Changes. The parties acknowledge the transitional nature of the Services and that ESS may make changes from time to time in the manner of performing the Services if (i) ESS is making similar changes in performing similar services for itself (ii) such change does not adversely impact Vialta, and (iii) if ESS furnishes to Vialta sixty (60) days prior written notice regarding such changes.

               6.4 Responsibility For Errors; Delays. ESS's sole responsibility to Vialta:

                      6.4.1 for errors or omissions in Services, other than errors or omissions attributable to ESS's gross negligence or willful misconduct, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to Vialta; provided Vialta must advise ESS of any such error or omission of which it becomes aware.

                      6.4.2 for failure to deliver any Service because of Impracticability, shall be to make any portion of the Services which are not Impracticable available and/or to resume performing the Services which are or have become Impracticable as promptly as reasonably practicable.

               6.5 Good Faith Cooperation; Consents. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and



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obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder and under any Transition Service Schedule (including by way of example, not by way of limitation, rights to use third party software needed for the performance of Services). The reasonable and documented costs of obtaining such third party consents, licenses, sublicenses or approvals shall be borne by Vialta. The parties will maintain in accordance with their respective standard document retention procedures, documentation supporting the information relevant to cost calculations contained in the Transition Service Schedules and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

               6.6 Alternatives. If ESS is unable to provide any Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to Section 6.6 or because of Impracticability, the parties shall mutually and reasonably determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, ESS shall use diligent efforts to continue providing the Service. To the extent a mutually agreed upon alternative approach requires payment above and beyond that which is included in ESS's charge for the Service in question, the parties shall share equally in making any such payment unless they otherwise agree in writing.

        7. Termination. Vialta may terminate this Agreement, either with respect to all or with respect to any one or more of the Services provided to Vialta hereunder, for any reason or for no reason, at any time upon thirty (30) days prior written notice to ESS. In addition, subject to the provisions of Section 11 ("Dispute Resolution"), either party may terminate this Agreement with respect to a specific Service if the other party materially breaches a material provision with regard to that particular Service and does not cure such breach (or does not take substantial steps required under the circumstances to cure such breach) within thirty (30) days after being given written notice of the breach.

               7.1 Survival. In the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated in accordance with the terms of this Agreement.

               7.2 User IDs, Passwords. Each of the parties shall use good faith efforts at the termination or expiration of this Agreement, any specific Service hereunder or any Transition Service Schedule attached hereto to ensure that all applicable user IDs and passwords issued to such party by the other party are canceled or returned, as applicable.

        8. Relationship Between the Parties. It is expressly acknowledged that the parties are "independent contractors," and nothing in this Agreement is intended and nothing shall be construed to allow either party to exercise control or direction over the manner or method by which the other party performs the Services that are the subject matter of this Agreement; provided, that the Services to be provided hereunder shall be furnished in a manner consistent with the standards governing such Services and the provisions of this Agreement. Each party understands and agrees that



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(i) neither party will withhold on behalf of the other party any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to its employees, (ii) all of such payments, withholdings and benefits, if any, are the sole responsibility of the party incurring the liability, and (iii) each party will indemnify and hold the other harmless from any and all loss or liability arising with respect to such payments, withholdings and benefits, if any.

        9. Subcontractors. With Vialta's prior written consent, ESS may engage a "Subcontractor" to perform all or any portion of ESS's duties under this Agreement, provided that any such Subcontractor agrees in writing to be bound by confidentiality obligations at least as protective as the terms of Section 10, regarding confidentiality, and provided further that ESS remains responsible for the performance of such Subcontractor. As used in this Agreement, "SUBCONTRACTOR" will mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity engaged to perform hereunder.

        10. Confidentiality. The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.

        11. Dispute Resolution. Any and all controversies, disputes or claims arising out of, relating to, in connection with or resulting from this Agreement (or any amendment thereto or any transaction contemplated hereby or thereby), including as to its existence, interpretation, performance, non-performance, validity, breach or termination, including any claim based on contract, tort, statute or constitution and any claim raising questions of law, whether arising before or after termination of this Agreement, shall be deemed a Dispute as defined in Section 4.6 of the Distribution Agreement and shall be resolved exclusively by, in accordance with, and subject to the procedures and limitations set forth in, Section 4.6 of the Distribution Agreement.

        12.    Miscellaneous.

               12.1 Incorporation of Distribution Agreement. The miscellaneous provisions provided in Article V of the Distribution Agreement are incorporated herein by reference as though set forth in full, excepting only Section 5.15 of the Distribution Agreement.

               12.2 Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters expressly covered by the Distribution Agreement and/or the other Ancillary Agreements. In the event of a conflict between this Agreement and the Distribution Agreement and/or any other Ancillary Agreement executed in connection herewith, the provisions of this Agreement shall prevail.



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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives.

ESS TECHNOLOGY, INC.,                        VIALTA, INC.,


By:    /s/ ROBERT L. BLAIR                   By:    /s/ FRED S.L. CHAN
      -----------------------------                -----------------------------

Name:  Robert L. Blair                       Name:  Fred S.L. Chan
      -----------------------------                -----------------------------

Title: President & CEO                       Title: Chairman & CEO
      -----------------------------                -----------------------------



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                TRANSITION SERVICE SCHEDULE TO MASTER TRANSITIONAL SERVICES
                AGREEMENT

        1. TRANSITION SERVICE SCHEDULE #: ___________________ (To be inserted by responsible individual or department.)

        2.      FUNCTIONAL AREA: ___________________

        3. START/END DATE: The Services start on the effective date of the Master Transitional Services Agreement between ESS Technology, Inc. ("ESS") and Vialta, Inc. ("VIALTA") to which this Transition Service Schedule is attached and end on the conclusion of the term of the Master Services Agreement unless otherwise indicated below.

        Indicate below if other start/end date:

        START DATE: ___________________

        END DATE: ___________________

        If Start and End dates vary by service and/or country, please indicate in Section 5 ("List of Services to be Provided per Country and Site").

        4. SUMMARY OF SERVICES (Describe the service to be provided in appropriate detail.)

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SERVICE NAME                             DESCRIPTION
--------------------------------------------------------------------------------


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

        5. LIST OF SERVICES TO BE PROVIDED PER COUNTRY AND SITE: (List all the services to be provided at each site. Enter Start Date and End Date if different than Section 3 ("Start/End Date").

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COUNTRY          SITE           SERVICE(S)      START DATE      END DATE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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

        6. PERFORMANCE PARAMETERS/SERVICE LEVEL: (State minimum performance expected from each service, if applicable.):

        7.      ESTIMATED TOTAL COMPENSATION: ___________________

        8. DESCRIBE COST METHODOLOGY AND COST DRIVERS AFFECTING ESTIMATED TOTAL COMPENSATION (Describe on an individual service basis if necessary.):

        9. DESCRIBE THE PROCESS BY WHICH THE COST OF SERVICES WILL BE ADJUSTED IN THE INSTANCE OF AN INCREASE/REDUCTION IN THE SERVICES PROVIDED: (Describe on an individual service basis if necessary.)

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        10.   SOFTWARE: Will software be used or included with the Services to be provided under this Transition Service Schedule? ___ Yes ___ No

                    If yes, will source code be provided?         ___ Yes ___ No

                    List software to be provided:

               Software Application         Number of Licenses to be Provided
               --------------------         ---------------------------------

               -----------------------------------------------------------------

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Upon execution of this Transition Service Schedule by both parties, this
Transition Service Schedule is hereby deemed incorporated into and made part of that certain Master Transitional Services Agreement between ESS, Inc. and Vialta, Inc.

ESS TECHNOLOGY, INC.,                        VIALTA, INC.,

By:                                          By:
      -----------------------------                -----------------------------
      (Authorized Signature)                       (Authorized Signature)

Name:                                        Name:
      -----------------------------                -----------------------------

Title:                                       Title:
      -----------------------------                -----------------------------



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